SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  September 9, 2008

Winmark Corporation

(Exact Name of Registrant as Specified in Its Charter)

Minnesota

(State or Other Jurisdiction of Incorporation)

000-22012	41-1622691
(Commission File Number)	(I.R.S. Employer Identification Number)

4200 Dahlberg Drive, Suite 100 Golden Valley, MN 55422-4837

(Address of Principal Executive Offices)  (Zip Code)

(612) 520-8500

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into Material Definitive Agreement.

On September 9, 2008, Winmark Corporation (“Company”) signed a letter agreement (“Amendment”) amending its Lease, dated July 10, 2000, with Stan Koch & Sons Trucking, Inc. (“Koch”), as previously amended by that certain Amendment to Lease dated June 25, 2003 and Amendment No. 2 to Lease dated November 29, 2004 (“Lease”).  The Amendment, among other things, allows the Company to either vacate the premises and cancel the Lease anytime after December 1, 2008 by giving 90 days prior written notice or receive a payment from Koch if the Company occupies the premises through the current end of the Lease term.  In connection with the Amendment, the Company rescinded the notice of intent to occupy the remainder of the premises it previously provided to Koch.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full agreement attached hereto as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits:

10.1 Amendment, dated September 9, 2008, between Stan Koch & Sons Trucking, Inc. and Winmark Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WINMARK CORPORATION

Date: September 11, 2008	By:	/s/ Catherine P. Heaven
Catherine P. Heaven
Vice President and General Counsel

EXHIBIT INDEX

to

Form 8-K

Winmark Corporation

Exhibit Number	Exhibit Description

10.1	Amendment, dated September 9, 2008, between Stan Koch & Sons Trucking, Inc. and Winmark Corporation.